                                                                    Exhibit 11.1

Multiple Zones International, Inc.
Computation of Earnings Per Share

                                                       For the year ended
                                                  ------------------------------
                                                  December 31,      December 31,
                                                       1996              1995
                                                   -----------      ------------
Net income                                         $10,874,288        $3,191,537

Adjustment to net income for accretion of
Series B Convertible Preferred Stock                  (459,262)         (153,088)
                                                   -----------        ----------
Net income applicable to common stock
equivalents                                         10,415,026        $3,038,449
                                                   ===========        ==========
Shares used in calculating primary earnings
per share:

  Weighted average common shares
  outstanding                                       11,103,618         9,374,999

  Net effect of stock options and warrants
  granted during the 12 months prior to the
  public offering calculated using the treasury
  stock method and treated as outstanding
  for the entire period                                399,122           266,268

  Weighted average stock options
  outstanding issued prior to 12 months
  before this offering calculated using the
  treasury stock method                                130,945           166,945

  Weighted average stock options
  outstanding issued after the public
  offering calculating using the treasury
  stock method                                           4,429                 0
                                                   -----------        ----------
       Total shares                                 11,638,114         9,808,212
                                                   ===========        ==========

  Primary earnings per share                             $0.89             $0.31
                                                   ===========        ==========

                                                       For the year ended
                                                  -----------------------------
                                                  December 31,      December 31,
                                                      1996              1995
                                                   -----------      ------------
Net income                                         $10,874,288        $3,191,537


Shares used in calculating fully diluted earnings per share:

  Weighted average common shares
  outstanding                                       11,103,618         9,374,999

  Net effect of stock options and warrants
  granted during the 12 months prior to the
  public offering calculated using the treasury
  stock method and treated as outstanding
  for the entire period                                399,122           266,268

  Weighted average Series B Convertible
  Preferred stock issued during the 12 months
  prior to the public offering calculated using
  the treasury stock method and treated as
  outstanding for the entire period                    232,699           335,330

  Weighted average stock options
  outstanding issued prior to 12 months
  before this offering calculated using the
  treasury stock method                                130,945           166,945

  Weighted average stock options
  outstanding issued after the public
  offering calculating using the treasury
  stock method                                           4,429                --
                                                   -----------        ----------
       Total shares                                 11,870,813        10,143,542
                                                   ===========        ==========

  Fully diluted earnings per share                       $0.92             $0.31
                                                   ===========        ==========